SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                          ------------------------


                                 FORM 8-K

                              Current Report

  Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):  October 24, 1997



                        MBLA FINANCIAL CORPORATION
          (Exact Name of Registrant as specified in its Charter)


  Delaware                         0-21482            43-1637679
(State or other Jurisdiction      (SEC File No.)     (IRS Employer or
  of Incorporation)                                   Identification No.)



  101 Vine Street, Macon, Missouri                    63552
(Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code:  (660) 385-2122


                              NOT APPLICABLE
       (Former name or former address, if changed since last Report)







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                        MBLA FINANCIAL CORPORATION
                   INFORMATION TO BE INCLUDED IN REPORT



Item 5.   Other Information
          ------------------
          On October 24, 1997, the Registrant issued the press release attached hereto as Exhibit 21 and incorporated herein by reference.


Item 7.   Financial Statements and Exhibits
          ----------------------------------
          Exhibit 21 -- Press Release dated October 24, 1997.









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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                   MBLA FINANCIAL CORPORATION
                                   --------------------------
                                         (Registrant)


                                   By:/s/JOHN T. NEER
                                      ---------------
                                      John T. Neer
                                      President and Chief Executive Officer




Dated: October 24, 1997
















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FOR IMMEDIATE RELEASE

For additional information, contact:              Clyde D. Smith
                                                  Chief Financial Officer
                                                  MBLA Financial Corporation
                                                  Telephone (660) 385-2122


                        MBLA FINANCIAL CORPORATION
                      REPORTS FIRST QUARTER EARNINGS
                    FOR PERIOD ENDED SEPTEMBER 30, 1997

Macon, Missouri, October 24, 1997 -- MBLA Financial Corporation, the holding company of Macon Building and Loan Association, today announced net income of $505,000 for the first quarter ended September 30, 1997 as compared to $106,000
for the comparable quarter ended September 30, 1996.   Earnings per share were
38 cents per share for the quarter ended September 30, 1997 as compared to 8 cents per share for the quarter ended September 30, 1996. Net income for the quarter ended September 30, 1996 was reduced by a $558,000 SAIF special one-time assessment. On an after-tax basis, the charge was $352,000.

MBLA Financial Corporation consolidated assets on September 30, 1997 were $224.013 million as compared to $234.823 million at June 30, 1997.
Stockholders' equity of the company was $28.347 million at September 30, 1997 as compared to $28.536 million at June 30, 1997. Stockholders' equity represents 12.65% of assets. For the three months ended September 30, 1997, MBLA Financial Corporation repurchased 30,144 shares of its common stock.

During the first quarter, MBLA Financial Corporation shares traded between $23.25 and $27.25. The stock of MBLA Financial Corporation is traded on the NASDAQ National Market System under the symbol "MBLF".

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